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                                                                 EXHIBIT 3.1(AA)


                            ARTICLES OF INCORPORATION

                                       OF

                               PRAIRIE VISTA, INC.

                                      * * *

                                      NAME

ONE: The name of this corporation is:

                               PRAIRIE VISTA, INC.

                                    PURPOSES

TWO: The purposes for which this corporation is formed are as follows:

     (a) The PRIMARY PURPOSE for which this corporation is formed is to build, erect and construct, either as a general contractor or as a subcontractor, buildings, residential, commercial, industrial in single units or in tracts in Los Angeles County, other counties of the State of California, other states of the United States, territories and colonies of the United States or foreign countries. To build such buildings either for the corporation or for third parties, or to build tracts or subdivisions for third parties or for resale by the corporation itself, and to act as a real estate and insurance broker.

     (b) The GENERAL PURPOSES for which this corporation is formed, which are set out in this and the following paragraphs, are: to purchase, acquire, own, hold, lease either as lessor or lessee, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, construct, operate, maintain and equip, and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, either in California, other states in the United States, the District of Columbia, territories and colonies of the United States or foreign countries.

     (c) To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description.

     (d) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation or otherwise; to hold, maintain and operate, or in any

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manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient for and in or about the management of such business.

     (e) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, and governmental, state, territorial, county, and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

     (f) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivisions.

     (g) To become a partner (either general or limited or both) and to enter into a agreements of partnership with one or more other persons or corporations, for the purposes of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

     (h) From time to time to apply for purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, bonds, and/or assets to defray the costs, charges and expenses thereof.

     (i) To subscribe or cause to be subscribed for, and to take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory, or country; and to operate, manage and control such properties, or any of them, either in the name of this corporation and/or in the name of such other corporation or corporations, and while the owners of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind

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and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

     (j) To promote or to aid in any manner, financially or otherwise any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes, and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

     (k) To borrow and lend money; nothing herein contained, however, shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

     (l) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

     (m) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface of every nature and description.

     (n) To carry on any business whatsoever, either as principal or as agent or both or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its property or business; to conduct its business in this state or in other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

     (o) To have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

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         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause, except where otherwise expressed, shall be in nowise limited or restricted by reference to or inference from the terms of or provisions of any other clause, but shall be regarded as independent purposes and powers.

                           PRINCIPAL PLACE OF BUSINESS

         THREE: The county in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles County.

                                AUTHORIZED STOCK

         FOUR: This corporation is authorized to issue two classes of shares of stock to be designated respectively "Preferred" and "Common;" the total number of shares which this corporation shall have authority to issue is twenty-five thousand (25,000), and the aggregate par value of all shares that are to have a par value shall he twenty-five thousand ($25,000) dollars; the number of Preferred shares that are to have a par value shall be fifteen thousand (15,000) and the par value of each share of such class shall be one ($1.00) dollar; and the number of Common shares that are to have a par value shall be ten thousand (10,000) and the par value of each share of such class shall be one ($1.00) dollar.

                                  PREFERENCES

         FIVE: A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

                  (a) The holders of preferred shares shall be entitled, when and as declared by the board of directors, to dividends out of any funds of this corporation at the time legally available for the declaration of dividends, at the annual rate of, but not exceeding, four per cent (4%) of the par value of such shares, payable in preference and priority to any payment of any dividend on common shares and payable quarterly or otherwise as the board of directors

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may from time to time determine. The right to such dividends on preferred shares shall not be cumulative, and no right shall accrue to holders of preferred shares by reason of the fact that dividends on said shares are not declared in any prior period.

                  (b) in the event of (1) a voluntary liquidation, dissolution or winding up of this corporation, the holders of preferred shares shall be entitled to receive, out of the assets of this corporation, whether such assets are capital or surplus, an amount equal to one hundred per cent (100%) of the par value of such preferred shares, and a further amount equal to any dividends thereon declared and unpaid on the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of common shares; or (2) an involuntary liquidation, dissolution or winding up of this corporation, the holders of preferred shares shall be entitled to receive, out of the assets of this corporation, whether such assets are capital or surplus, an amount equal to one hundred per cent (100%) of the par value of such preferred shares and a further amount equal to the dividends declared and unpaid thereon on the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of common shares. If upon such liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the assets thus distributed among the holders of preferred shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then the entire assets of this corporation to be distributed shall be distributed ratably among the holders of preferred shares. After payment or distribution to the holders of preferred shares of the full preferential amounts aforesaid, the holders of common shares shall be entitled to receive, ratably, all remaining assets of this corporation. A consolidation or merger of this corporation with or into any other corporation or corporations

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shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this clause.

      (c) This corporation, at the option of the board of directors, may redeem the whole, or from time to time may redeem any part of the preferred shares at any time, by paying therefor in cash one hundred per cent (100%) of the par value thereof, plus an amount equal to all dividends thereon declared but unpaid on the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price. In case of the redemption of a part only of the outstanding preferred shares, this corporation shall designate by lot, in such manner as the board of directors may determine, the shares to be redeemed or shall effect such redemption pro rata. At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the preferred shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of this corporation. On or after the date fixed for redemption and stated in such notice, each holder of preferred shares called for redemption shall surrender his certificate evidencing such shares to this corporation at the piece designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any preferred shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the

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right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

                  If, on or prior to any date fixed for redemption of preferred shares, this corporation deposits with any bank or trust company in the City of Hawthorne, State of California, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by this corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefor.

                  Any moneys deposited by the corporation pursuant to this paragraph and unclaimed at the end of 6 years from the date fixed for redemption shall be repaid to the corporation upon its request expressed in a resolution of its board of directors.

                                   DIRECTORS

             SIX: (a) The number of the directors of this corporation shall be three (3).

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                  (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation shall be three (3).

                  (c) The names and addresses of the persons who are appointed to act as the first directors of this corporation are as follows:

                         1. WILLIAM BARCLAY,
                             845 North Ramona
                             Hawthorne, California;

                         2. ROBERT BARCLAY,
                             9528 Goebel Avenue
                             Los Angeles 45, California;

                         3. MIKE HOLLANDER,
                             7555 Jalmia Way,
                             Los Angeles 46, California.

                  (d) Authority is hereby granted to the holders of shares of this corporation, entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment to the by-laws of this corporation.

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporating officers and first directors of this corporation, have executed these Articles of Incorporation this 23rd day of November, 1953.

                                                     /s/ WILLIAM BARCLAY
                                                     ---------------------------
                                                     WILLIAM BARCLAY

                                                     /s/ ROBERT BARCLAY
                                                     ---------------------------
                                                     ROBERT BARCLAY

                                                     /s/ MIKE HOLLANDER
                                                     ---------------------------
                                                     MIKE HOLLANDER

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STATE OF CALIFORNIA    )
                       )ss
County of Los Angeles  )

         On this 23 day of November, 1953, before me, the undersigned, a Notary Public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared WILLIAM BARCLAY, ROBERT BARCLAY and MIKE HOLLANDER, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

                                 /s/ ROBERT F. GOOCH
                                 ----------------------------------------------
                                          Notary Public in and for said
                                                County and State.

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